UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                (Amendment No. 2)

                             E AND S HOLDINGS, INC.
                 (Name of small business issuer in its charter)


            Nevada                                    3420                                     91-2135425
  (State of jurisdiction of                Primary Standard Industrial                      (I.R.S. Employer
incorporation or organization)                  Classification Code                       Identification Number)


                                                 Edward A. Barth                              Edward A. Barth
 5046 East Boulevard Northwest             5046 East Boulevard Northwest               5046 East Boulevard Northwest
        Canton, OH 44718                         Canton, OH 44718                            Canton, OH 44718
         (330) 966-8120                           (330) 966-8120                              (330) 966-8120
 (Address and telephone number          (Name, address and telephone number         (Name, address and telephone number
of principal executive offices)            of principal place of business)                 of agent for service)

                                   Copies to:
                             Ronald O. Kaffen, Esq.
                            Baker, Hardesty & Kaffen
                        520 South Main Street, Suite 500
                             Akron, Ohio 44311-1077
                       (330) 762-7477, fax (330) 762-8059

                 Approximate date of proposed sale to the public
                                  June 1, 2002

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration of the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
  Title of each class of     Amount of shares       Proposed maximum       Proposed maximum
     securities to be              to be           offering price per     aggregate offering          Amount of
        registered              registered                unit                   price            registration fee
----------------------------------------------------------------------------------------------------------------------
      Common $0.001               790,000                $0.20(1)            $158,000.00(1)            $47.80
======================================================================================================================

(1) The portion of the shares which are being offered by the selling shareholders has been calculated based upon Rule 457(c) and the amount is only for purposes of determining the registration fee, the actual amount received by a selling shareholder will be based upon fluctuating market prices.

E & S Holdings, Inc. hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until E & S shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS
                         790,000 SHARES OF COMMON STOCK


                             E AND S HOLDINGS, INC.

E and S Holdings, Inc. (E & S) is offering a maximum of 500,000 shares of its $.001 par value paid and non-assessable common shares. The offering price for these shares are to be $.20 per share and the maximum amount to be raised is $100,000.00.

There are an additional 290,000 shares of its $.001 par value paid and non-assessable shares being offered for sale by selling shareholders. These shares will be offered initially at the price of $.20 per share, however, at such time as the shares are quoted on the OTC Bulletin Board, the shares will be offered at the prevailing market prices.

Prior to this registration, there has been no public market for the shares of common stock. It is unlikely that an active public trading market can be established or sustained in the foreseeable future. There is a high degree of risk involved with this investment, due to the fact that it is in its developmental stage and there is no market for the securities being purchased. You are referred to Risk Factors on page 6 for further information. (SEE RISK FACTORS ON PAGE 6).

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. AN INVESTMENT IN THE SECURITIES OFFERED HEREIN INVOLVE A HIGH DEGREE OF RISK AND AN IMMEDIATE SUBSTANTIAL DILUTION OF THE BOOK VALUE OF THE COMMON STOCK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. (SEE DILUTION AND RISK FACTORS PAGE 13 AND 6).

This offering will end twelve months from the date of this Prospectus.

May ___, 2002

The information in this prospectus is not complete and may be changed. E & S may not sell the securities until the registration statement filed with Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy the securities in any state where the offer or sale is not permitted.

Approximate date of commencement of proposed sale to the public: as soon as practicable after this registration statement becomes effective.

INSIDE FRONT AND OUTSIDE BACK COVER OF THE PROSPECTUS:

Until May 31, 2003, all dealers that effect transactions in these securities, whether or not or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS

Number    Item in Form SB-2 Prospectus                                  Page No.
------    ----------------------------                                  --------

   1      Front of Registration Statement and Outside Front Cover Page
          of Prospectus                                                        1

   2      Prospectus Summary Information                                       5

   3      Risk Factors                                                        10

   4      Forward Looking Statements                                          13

   5      Use of Proceeds                                                     13

   6      Market for Common Equity and Related Stockholder Matters            15

   7      Dividend Policy                                                     15

   8      Determination of Offering Price, Dates of Offering, Refunds
          and Purchase Amounts                                                16

   9      Dilution                                                            16

  10      Plan of Operation                                                   17

  11      Business of E and S Holdings, Inc.                                  19

  12      Where You Can Find More Information                                 23

  13      Description of Property                                             24

  14      Directors, Executive Officers, Promoters and Control Persons        24

  15      Executive Compensation                                              25

  16      Employment and Related Agreements                                   26

  17      Certain Relationships and Related Transactions                      26

  18      Security Ownership of Certain Beneficial Owners and Management      27

  19      Selling Security Holders                                            28

  20      Indemnification of Directors and Officers                           29

  21      Plan of Distribution                                                30

  22      Description of Securities                                           32

  23      Legal Proceedings                                                   33

  24      Interest of Named Experts and Counsel                               33

  25      Financial Statements                                                33

  26      Changes in and Disagreements with Accountants on Accounting
          and Financial Disclosure                                            45

2.   PROSPECTUS SUMMARY INFORMATION

E & S has been incorporated for less than one year. Since its incorporation E & S has been in its developmental stages. E & S has had no revenues from operations since its inception and has incurred, and continues to incur, operating losses. E & S anticipates to obtain future revenues from the sale of a patented locking pliers tool. At the present time, we have no financial resources from which to conduct additional marketing studies for the locking pliers, nor do we have sufficient assets to begin manufacturing the locking pliers on a large scale. The company has commenced the manufacturing of approximately 1000 locking pliers tools for purposes of providing samples for further marketing of the product and initial sales.

The Corporation currently has 1,000,000 shares of its $.001 par value common shares outstanding. Upon the successful completion of this offering, E & S will have 1,500,000 shares outstanding.

The offering will terminate upon the sale of all shares offered or on May 31, 2003, whichever occurs first. E & S intends to manufacture (through outsourcing) and market a locking pliers. This locking pliers is patented and E & S has obtained an assignment of the patent, subject to future royalty rights. The following summary is qualified in its entirety by reference to the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety. This document contains no proxy statement.

                                  ORGANIZATION

E & S was incorporated on June 20, 2001 in the State of Nevada. The Corporation's principal offices are located at 5046 East Boulevard Northwest, Canton, Ohio 44718. It's telephone number is (330) 966-8120. E & S has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings. Since becoming incorporated, E & S has obtained a patent assignment, but has made no other significant purchases. It has not sold any assets, nor has it been involved in any mergers, acquisitions or consolidations.

E & S is a developmental stage company that intends to manufacture (through outsourcing) and market a patented locking pliers. The locking pliers has special applications to those trades and industries that require the ability to secure tubing to a flat surface. E & S must first raise sufficient capital to investigate the marketability of the pliers and to produce inventory. Thereafter, it will be necessary for E & S to develop a group of independent distributors to distribute the pliers to the marketplace.

Although the design of the locking pliers is patented, there are other items of hardware currently in the marketplace that may be a suitable substitute for these locking pliers. Therefore, E & S anticipates a substantial amount of competition in the marketplace once the product is ready to be sold.

It is doubtful if E & S can continue as a going concern if additional capital is not raised. E & S requires this capital to proceed with the manufacture of inventory and to adequately market our product. It may be necessary for E & S to obtain the rights to manufacture additional hand tools so that it can present a complete line of tools to the marketplace. At the present time, it is anticipated by the management of E & S that it will take approximately 6 to 9 months in order to secure the necessary financing to go forward with this project. The management of E & S has determined that it is necessary to seek an additional $100,000.00 of capitalization at this time through the offering of stock. Additional funds may be necessary to complete the marketability studies and sustain operations until we are able to sustain operations through sales. E & S will seek these funds through the obtaining of loans from either private sources or financial institutions. If after seeking sources of debt to proceed with E & S operations, management determines that it is unlikely that it will be successful in obtaining debt financing, management reserves the right to seek other sources of funding either through private placement or through future offerings of publicly traded common stock.

E & S anticipates that it will continue to experience operating losses for a period of at least one year and possibly longer.

Mr. Edward A. Barth and Mr. Eugene H. Swearengin are the only officers of the Corporation. The Corporation has two directors, Mr. Edward A. Barth and Mr. Eugene H. Swearengin. E & S has no other employees at this time and does not expect to hire any staff during the next 6 months.

At the present time, E & S has no binding contractual commitments which would create a future liability. It has incurred debt through promissory notes in the amount of $10,800.00 for the purpose of exercising an option to purchase the patent for the locking pliers, which occurred in March of 2002. The proceeds utilized to purchase the locking pliers were loaned to the corporation by two shareholders, who currently have a security interest in the patent, pending the repayment of the loan. The loan is payable within one year from date of issuance.

The financing sought through this offering, if it is fully subscribed, will provide sufficient financing for E & S to go forward with its business plan. However, if full subscription is not obtained, or, if unforeseen adverse contingencies arise, E & S will be required to obtain additional financing over the next 12 months. Should this occur, E & S intends to obtain financing through the purchase of debt, if available. However, it may become necessary for E & S to sell additional stock in one or more private placements or subsequent public offerings. Should this occur, any investor who purchases through this offering will experience additional dilution in its ownership of this company.

There is currently no market for E & S stock.

The following is a summary of E & S's current financial position based upon the most recent quarterly un-audited financial statements.

                             E AND S HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS


                                     ASSETS
                                                    FEBRUARY 28,   SEPTEMBER 30,
                                                        2002           2001
                                                      --------       --------
                                                     (UNAUDITED)     (AUDITED)

Assets
  Cash in bank                                        $  8,752       $    399
  Option for patent                                      1,899          1,899
  Advances receivable - stockholder                         60             --
                                                      --------       --------

    Total Assets                                      $ 10,711       $  2,298
                                                      ========       ========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Liabilities
  Accrued wages - stockholder                         $ 25,000       $     --
  Accrued director's fees                                5,000             --
  Advances payable - stockholder                            --          1,152
                                                      --------       --------

    Total Liabilities                                   30,000          1,152
                                                      --------       --------

Stockholders' Equity
  Common stock - $25,000,000 shares authorized,
    1,000,000 outstanding at February 28, 2002,
    700,000 outstanding at September 30, 2002,
    $.001 par value                                      1,000            700
  Additional paid in capital                            28,399          1,199
  Deficit accumulated during the development stage     (48,688)          (753)
                                                      --------       --------

    Total Stockholders' Equity (Deficit)               (19,289)         1,146
                                                      --------       --------

      Total Liabilities and Stockholders' Equity      $ 10,711       $  2,298
                                                      ========       ========

                             E AND S HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                              STATEMENTS OF INCOME

                                                               FOR THE PERIOD
                                                                  BEGINNING
                                            FOR THE THREE       JUNE 20, 2001
                                             MONTHS ENDED    (INCEPTION) & ENDED
                                          FEBRUARY 28, 2002   FEBRUARY 28, 2002
                                          -----------------   -----------------
                                             (UNAUDITED)         (UNAUDITED)
EXPENSES
  Wage expense                                $ 18,000            $ 30,000
  Professional fees                             17,365              17,365
  Bank charges                                      25                  63
    License and permits                            (60)                 85
                                              --------            --------
  Office supplies and expense                      523               1,175
                                              --------            --------

Loss before income taxes                       (35,853)            (48,688)

Provision for income taxes                         -0-                 -0-
                                              --------            --------

NET LOSS                                      $(35,853)           $(48,688)
                                              ========            ========

Net loss per common share - basic             $  (.040)           $  (.064)
                                              ========            ========

3.   RISK FACTORS

THE SECURITIES OFFERED HEREIN ARE HIGHLY SPECULATIVE AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT IN E & S HOLDINGS, INC. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS ALL OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS.

MANAGEMENT'S LACK OF OPERATIONAL EXPERIENCE IN A MANUFACTURING COMPANY MAY ADVERSELY EFFECT E & S's ABILITY TO BE PROFITABLE. E & S is a start-up company in its development stage. Neither E & S nor its management has any experience in operating businesses in this industry. It is possible that this lack of relevant operational experience could prevent E & S from becoming a profitable business.

E & S IS OPERATING AT A LOSS WHICH MAY CONTINUE IN THE FUTURE. As of February 28, 2002, E & S has sustained operating losses of $48,688.00. The small amount of this loss should not be indicative of future losses sustainable by E & S. As of February 28, 2002, E & S had expended only a small amount of office expenses and had not yet begun accruing any expenses with regard to the actual anticipated operating costs. It cannot be predicted when E & S will be able to realize a profit from operations.

MANAGEMENT HAS NOT YET DETERMINED THE SIZE OF THE CONSUMER MARKET FOR THE PRODUCT AND IF A SUFFICIENT NUMBER OF UNITS CAN BE SOLD TO MAKE THE COMPANY PROFITABLE. At the present time, E & S has only evaluated the marketability from this product, based upon the management's perception of the potential value of the locking pliers in the marketplace. Once E & S obtains the necessary capitalization, it will immediately commence to determine if the locking pliers has a market that is of a sufficient size to warrant the manufacturing of the product. In the event that the marketing study reveals that the product is not marketable, E & S will not have a potential source of income and it will be necessary for E & S to seek another means of obtaining income or the business will fail.

E & S will be competing in an already established marketplace with companies who sell similar products to the target industries. E & S will focus its marketing on the patented design of its product and target the segments of the industry that will best utilize this design. Further, in order to compete, E & S will have to be assured that it can produce a quality product at a competitive price. At the present time, it is not known whether these goals can be met.

THIS OFFERING MAY NOT PRODUCE SUFFICIENT REVENUE FOR E & S TO MANUFACTURE ITS PRODUCT. ADDITIONAL FINANCING OF EITHER DEBT OR EQUITY MAY HAVE TO BE SECURED IN ORDER FOR E & S TO BECOME FULLY OPERATIONAL. E & S may require additional financing in order to establish a profitable operation. The financing to be sought may not be forthcoming and even if additional financing becomes available, it may not be available on terms which are favorable to E & S. E & S expects that it may be required to obtain at least $100,000.00 of additional financing over the next 12 months. In the event that it cannot sell all of the shares being offered, E & S will concentrate its efforts in obtaining financing through the purchase of debt. However, it may become necessary for E & S to sell additional stock in one or more private placements or subsequent public offerings. If E & S cannot obtain the requisite financing, it will have to cease operations and the investor's investment will be lost.

E & S WILL NOT BE A SUCCESSFUL VENTURE UNLESS IT CAN EMPLOY EXPERIENCED MANAGEMENT TO OPERATE THE BUSINESS. E & S is currently dependent upon the efforts of Edward A. Barth, and Eugene H. Swearengin, the officers of the Corporation. E & S recognizes that in order to go forward, it will be necessary to employ additional individuals who have the experience and expertise necessary to bring the locking pliers product to market. Without E & S obtaining the necessary employees within the next 12 months, it is doubtful as to whether E & S can be successful in its efforts to bring the product to market.

AN INVESTOR SHOULD NOT EXPECT TO RECEIVE CASH DIVIDENDS FROM OPERATIONS AND THE INVESTOR MUST LOOK TO OUR GROWTH POTENTIAL IN ORDER TO REALIZE A PROFIT ON ITS INVESTMENT. The holders of E & S common stock are entitled to receive dividends when and if declared by the Board of Directors. E & S does not intend to pay cash dividends in the foreseeable future, but instead intends to retain any and all earnings to finance the growth of the business. To date, E & S has not paid cash dividends on its common stock.

E & S COMMON STOCK IS NOT CURRENTLY PUBLICLY TRADED. There is no public trading market for E & S common stock. It is unlikely that any active public trading market can be established or sustained in the foreseeable future. E & S intends to have its common stock quoted on the O.T.C. electronic bulletin board as soon as practicable, however, there can be no assurance that E & S shares will be quoted on the over the counter bulletin board. Until there is an established trading market, holders of E & S common stock will find it difficult to sell or to obtain accurate quotations for the price of the common stock. E & S does not currently meet the requirement to have shares listed on the American Stock Exchange ("AMEX") or the NASDAQ stock market, therefore, any market for securities that does develop will be highly illiquid. It is unlikely that E & S common shares will achieve sufficient distribution or that it will be able to obtain the number of market makers necessary to obtain listing on the NASDAQ stock market in the foreseeable future.

THE SHARES SOLD BY E & S IN THIS OFFERING ARE CONSIDERED PENNY STOCK. FEDERAL LAW IMPOSES ADDITIONAL DISCLOSURE REQUIREMENTS FOR THIS STOCK, WHICH MAY ADVERSELY AFFECT THE INVESTORS' ABILITY TO RESELL THEIR SHARES IN THE PUBLIC MARKET. E & S's common stock is currently considered a "Penny Stock" under federal securities laws since its market price is below $5.00 per share. Penny Stock rules generally impose additional sale practice and disclosure requirements on broker/dealers who sell or recommend E & S's shares to certain investors. Broker/dealers who sell Penny Stock to certain types of investors may be required to comply with the S.E.C.'s regulations concerning the transfer of Penny Stock. If an exemption is not available, these regulations require broker/dealers to make a suitability determination prior to selling Penny Stock to the purchaser, receive the purchaser's written consent to the transaction, and provide certain written disclosures to the purchaser. These rules may affect the ability or broker/dealers to make a market in or to trade E & S shares. In turn, this may affect the investors' ability to re-sell those shares in the public market.

THERE ARE NO CONDITIONS IN THIS OFFERING THAT WOULD RESTRICT THE ABILITY OF MANAGEMENT TO UTILIZE FUNDS FROM THE SALE OF STOCK, IF THE OFFERING IS NOT FULLY SUBSCRIBED. FUNDS INVESTED BY AN INVESTOR WILL NOT BE RETURNED TO THE INVESTOR ONCE STOCK IS PURCHASED EVEN IF AN INSUFFICIENT AMOUNT OF CAPITAL IS RAISED. Any funds received from the sale of stock will be placed into E & S's corporate bank account. The management of E & S does not intend to escrow any funds received through this offering. Once funds are received as the result of a completed sale of common stock being issued by E & S, those funds will be placed into the Corporate bank account and may be used at the discretion of management.

In the event that sufficient capital is not raised through this offering, there will be insufficient funds to continue E & S's business and E & S will fail. Funds received from any stock sold under this offering will not be returned. E & S may not have the funds to be able to continue business, further, E & S may not have the funds to be able to file its quarterly and annual reports and may cease to be a reporting Company. If E & S ceases to be a reporting Company, it will be de-listed from any exchange on which it was traded. If such event occurs, investors may be unable to trade their stock and might lose their investment.

AN INVESTOR WILL HAVE TO RELY ON THE JUDGMENT OF TWO INDIVIDUALS IN THE MANAGEMENT OF THE BUSINESS. THE SUCCESS OF THE BUSINESS WILL RELY UPON THE JUDGMENT OF THESE INDIVIDUALS. Mr. Edward A. Barth and Mr. Eugene H. Swearengin have effective control over all aspects of the business with no oversight from other management, except from the Board of Directors of which they are both of the Directors. While it is expected that other management will be added over time, there are no assurances that such will occur. Further, it is anticipated that in the future, there will be additional numbers added to the Board of Directors, however, this also may not occur in the future.

OUR AUDITOR HAS EXPRESSED CONCERN ABOUT THE CONTINUING OPERATION OF THIS BUSINESS. Our auditor has expressed substantial doubt about our ability to continue as a going concern. An investor should be aware that his investment will be lost if the Company cannot continue to operate.

IN THE EVENT OF A SUCCESSFUL COMPLETION OF THIS OFFERING, A RISK STILL EXISTS THAT THERE WILL NOT BE SUFFICIENT FUNDS IN OUR BUSINESS TO FULFILL OUR PLANS OVER THE NEXT 12 MONTHS. We may require additional financing to manufacture the pliers and operate the business until sufficient revenue can be generated for us to be self-sustaining. Our management projects that in order to go forward as an operating entity, E & S will spend approximately $100,000.00 over the next 12 months to cover costs involved in the marketing, production and distribution of sample products and the cost of advertising. Additionally, we currently are obligated to pay rent at the rate of $500.00 per month for the office space currently occupied by us and a salary of $2,500.00 per month for Mr. Swearengin, our sole paid employee. In the event that we are unable to generate sufficient revenues and before all of the funds now held by us and obtained by us through this offering are expended, the business will fail and the investment made in this Company will become worthless.

4.   FORWARD LOOKING STATEMENTS

The statements, other than statements of historical fact, included in this prospectus are forward-looking statements. Forward-looking statements generally can be identified by forward-looking terminology such as "may," "will," "expect," "intend," "estimate", "anticipate," "plan," "seek," or "believe." E & S believes that the expectations reflected in such forward-looking statements are accurate. However, E & S cannot assure that such expectations will occur. The factual future performance could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: E & S's ability to continue to operate E & S through equity and debt financing, larger competitors response to the entry of the locking pliers into the marketplace, adverse public response and lack of demand for the locking pliers, or the adverse impact on the sales of the locking pliers by virtue of outside manufacturers being unable to either manufacture the product or manufacture the product to meet demand.

5.   USE OF PROCEEDS

This offering has no minimum offering amount. The maximum amount sought to be raised for E & S from this offering is $100,000.00 (the remaining $58,000.00 in this offering is shares sold by selling shareholders). E & S intends to raise $100,000.00 from the sale of 500,000 shares at $0.20 per share. E & S intends to use these proceeds as follows, based upon the percentage of the offering that is actually sold:

EXPENDITURE ITEM               100%          75%          50%          26%
                           -----------   -----------  -----------  -----------
Professional fees          $ 10,000.00   $      0.00  $      0.00  $      0.00

Purchase of patent         $ 10,800.00   $ 10,800.00  $ 10,800.00  $ 10,800.00

Market research            $ 15,000.00   $ 15,000.00  $  5,000.00  $  5,000.00

Initial product costs      $ 10,000.00   $ 10,000.00  $ 10,000.00  $ 10,000.00

Marketing costs            $ 40,000.00   $ 35,000.00  $ 20,000.00  $      0.00

Selling & administrative
expenses                   $ 14,200.00   $  4,200.00  $  4,200.00  $      0.00

TOTAL                      $100,000.00   $ 75,000.00  $ 50,000.00  $ 25,800.00

The above listing indicates the reduction in the expenditures based upon the percentage of the offering actually sold. In all instances, the proceeds from the sale of common stock, as received, will first be allocated to the repayment of the loan utilized to purchase the assignment of the patent. Thereafter, funds, as received, will be allocated to each item, as expenditures occur, in a method that will be most advantageous to the promotion of the company's product and the marketing thereof.

The above categories reflect the following expenditures:

PROFESSIONAL FEES: These fees relate to legal and accounting costs for filings. In the even that less than 100% of the offering is sold, E & S will request terms from its accountants and attorneys to defer professional fees until such time as E & S begins to receive proceeds from the sale of its initial production run.

PAYMENT FOR PATENT: E & S has borrowed $10,800.00 from two shareholders for the purpose of obtaining the assignment of the patent from the developer of the locking pliers. This indebtedness is secured by the assigned patent and must be paid on or before March 24, 2003.

MARKET RESEARCH: This is the cost associated with the determination to be made as to the marketability of the locking pliers and to the best method by which the product should be marketed. E & S places a high priority on the need for market research, however, in the event that less than 75% of this offering is sold, the Board of Directors of E & S will cease utilizing the services of commercial market research company's, and, instead, will seek the assistance of graduate students from the area universities in order to obtain the necessary market research data at a lower cost.

MARKETING COSTS: The Board of Directors of E & S have placed a high priority on the allocation of the proceeds from the sale of shares to marketing costs. Marketing costs are the costs that will be incurred in advertising the locking pliers in trade publications, costs involved with initial slotting fees for placement of the product on retail shelves and the cost of establishing a commercially viable internet website.

INITIAL PRODUCT COSTS: This is the cost to locate and contract with companies who will be manufacturing the locking pliers tool and to produce sample locking pliers.

SELLING AND ADMINISTRATIVE EXPENSES: This is the cost associated with the operation of the business prior to the receipt of any revenues. This category includes the cost of telephone charges, the monthly rental fee for the office/warehouse space being rented by E & S and the salary of Mr. Eugene H. Swearengin, the company's sole paid employee.

The Board of Directors of E & S maintains that it will be necessary for E & S to receive at least 26% of the maximum sought to be raised through this offering, in order for E & S to go forward from its developmental stages to a fully operating company. In the event that less than 26% of the maximum amount sought to be raised through this offering is sold, it will be necessary for E & S to seek other sources of financing, or it will not be able to operate and begin production of its product.

6.   MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for E & S's common stock. The management of E & S anticipates applying for trading in its common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, E & S can provide no assurances that its shares will be traded on the bulletin board, or, if traded, that a public market will materialize.

HOLDERS OF E & S Common Stock

As of the date of this registration statement, E & S has 12 registered shareholders.

RULE 144 SHARES

At present, there are no shares of E & S common stock which are available for resale to the public pursuant to Rule 144 of the Securities Act of 1933. In general, under Rule 144, as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year, is entitled to sell within any three month period a number of shares that does not exceed the greater of:

     1. One percent of the number of shares of E & S's common stock then outstanding which, in the case of E & S, will equal approximately 10,000 shares as of the date of this prospectus; or
     2. The average weekly trading volume of E & S's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to availability of current public information about E & S.

Under Rule 144 (k) a person who is not one of E & S's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with manner of sale, public information, volume limitation, or notice provisions of Rule 144.

As of the date of this prospectus, no shares may be sold pursuant to Rule 144.

7.   DIVIDEND POLICY

There are no restrictions in E & S's Articles of Incorporation or Bylaws that prevent it from declaring dividends. The Nevada revised statutes, however, do prohibit E & S from declaring dividends, where, after giving effect to the distribution of the dividend:

     1. E & S would not be able to pay its debts as they became due in the usual course of business; or

     2. The total assets of E & S would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

E & S has not declared any dividends and does not plan to declare any dividends in the foreseeable future.

8. DETERMINATION OF OFFERING PRICE, DATES OF OFFERING, REFUNDS AND PURCHASE AMOUNTS.

There is no established public market for the common shares of E & S. The offering prices for the shares to be sold pursuant to this offering has been set at $.20 per share. The offering price is substantially higher than the price of E & S's common stock when it was sold to the existing shareholders through private placements. The initial offering price for the shares which were purchased by Mr. Edward A. Barth in the registrant's initial offering was $.0027 per share. The selling shareholders have purchased their shares in E & S for $.10 per share.

With respect to the common shares being offered for sale by the selling shareholders, the offering price will be determined by market factors and the independent decision of the selling shareholders. The initial offering price, however, has been established at $.20 per share.

The management of E & S has set the offering price for the new shares to be issued as part of this offering largely based upon the cash needs of the Corporation to go forward. The additional factors considered when determining the sales price of the new shares in this offering are the lack of liquidity in the shares (since there is presently no public market for the resale of these shares) the high level of risk considering the lack of operating history of E & S and the fact that E & S currently lacks sufficient knowledge to determine the marketability of the locking pliers, which, at the present time, will be the only product of E & S.

9.   DILUTION.

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to E & S's existing shareholders. However, the 500,000 shares of common stock which is to be sold by E & S as part of this offering, will create an immediate dilution to the purchasers of those shares. The initial common shares sold by E & S were sold to Mr. Edward A. Barth in a private offering for a value of $.0027 per share. Thereafter, a second private offering of 300,000 shares of common stock was sold by E & S for the selling price of $.10 per share.

Additionally, in the first partial year of operation of E & S, it has experienced an operating loss of approximately $48,688.00. This amount does not reflect expenditures which have been made by E & S since its last quarterly statement, nor does it reflect any accrued liabilities of E & S which may have occurred since the last quarterly statement. In the event all new common shares included in this offering are sold, the dilution experienced by the purchasers of these shares will be substantial. The effect of the dilution is described as follows:

                                          Prior to       Upon Completion
                                          Offering         of Offering
                                          --------         -----------
Net tangible book value per share          ($.02)            $0.540

Amount of the increase in the above described net tangible book value per share attributable to the cash payments made by the purchasers of the shares being offered is $.074 per share. The amount of immediate dilution from the public offering price which will be absorbed by the purchasers of these common shares will be $0.153 per share.

In the event that only a nominal of new common shares included in this offering are sold, such as 20% of the offering, the dilution upon the investors shares is described as follows:

                                          Prior to       Upon Completion
                                          Offering         of Offering
                                          --------         -----------
Net tangible book value per share          ($.02)            $0.047

Amount of the increase in the above described net tangible book value per share attributable to the cash payments made by the purchasers of the shares being offered is $.067 per share. The amount of immediate dilution from the public offering price which will be absorbed by the purchasers of these common shares will be $0.153 per share.

10.  PLAN OF OPERATION

During the next 12 months, E & S plans to continue as a Company within its developmental stages. At the present time, it has raised from its' prior offerings, a total of $30,000.00. It is anticipated that the amounts already raised will satisfy all operating costs expended by E & S to the date of this offering, including the costs associated with professional fees for both attorneys and accountants in the preparation of this offering. However, E & S has accrued certain expenses to date. These accruals involve compensation for Mr. Edward A. Barth, as Chief Executive Officer of E & S and Mr. Eugene H. Swearengin, as Director. Mr. Barth has been accruing a salary of $5,000.00 per month since October 1, 2001. Also, Mr. Eugene H. Swearengin, while he was an outside director, accrued a Director's fee of $1,000.00 per month. This fee terminated upon Mr. Swearengin agreeing to become Vice-President of the E & S.

By agreement, these accrued fees are only payable at such time as E & S has become profitable and can only be paid out of profits of the Company before taxes and depreciation. The additional amounts sought by E & S through this offering, may be sufficient to provide the necessary capital for E & S to do the necessary market research and engineering, satisfy current debts and manufacture the initial production of the locking pliers. However, because the management of E & S may run into unforeseen expenses, the amount raised through this offering may not be enough to provide E & S with sufficient capital to bring the locking pliers to market. In the event that only a nominal amount of this offering is purchased by investors, E & S will not have sufficient assets to go forward with its plan of operation, unless it is able to obtain capital from other sources.

Additionally, should the market research, engineering and preliminary machining of the locking pliers components proceed sooner than expected, management may be faced with the necessity of obtaining additional capital, either through the issuance of additional shares of common stock, the issuance of debt, or through private placement of its common shares or other classes of equity securities in order to raise necessary capital to proceed with the production of the locking pliers. The management of E & S cannot predict what economic effect the future capitalization of E & S will have upon the purchasers of new shares of common stock issued through this offering.

Since E & S is in its development stage of operations, it has become necessary for E & S to employ one individual who will be responsible for the marketing of the locking pliers. During the first twelve months of operations, E & S anticipates utilizing three full time positions, a president/CEO, a chief financial officer and one warehouse operations employee. E & S's management projects that in order to obtain qualified employees, the annual costs of these employees, including the costs of health insurance benefits will total approximately $120,000.00 for the first twelve months of operation.

In anticipation of the commencement of manufacturing the locking pliers, E & S has secured a sublease for a warehouse/office suite located at 4264 Strausser Street NW, North Canton, Ohio. The area contains two offices and 1,500 square feet of warehouse space. The property is being leased at the rate of $500.00 per month. This rate includes all on-site utilities. The property is being leased on a month-to-month basis.

The basis of E & S's plans for operation is centered around the patented locking pliers tool for which E & S has received the assignment of the patent. This patent was assigned to E & S, pursuant to an option agreement that had previously been entered into between the patent holder, Mr. Carlan Schmitt and Mr. Edward A. Barth. Mr. Barth paid $1,899.00 to secure the patent option, when the patent application was pending. This option was subsequently assigned by Mr. Barth to E & S, in exchange for 700,000 common shares of E & S's stock. Thereafter, E & S secured a loan in the amount of $10,800.00 in order to exercise the option and receive an assignment of the patent from Mr. Carlan Schmitt. E & S now has exclusive rights to utilizing the technology practiced in the patent, subject only to the continuing royalty rights of Mr. Carlan Schmitt. The royalty payable to Mr. Schmitt shall be 8% of the gross consideration received by E & S for the sale of the patented item.

E & S also anticipates spending approximately $100,000.00 over a 12-month period commencing with the time that E & S is in a position to begin marketing the locking pliers to the market. These costs will include travel and entertainment expenses of our marketing representative, the production and distribution of sample products and the cost of advertising.

The costs associated with the hiring of additional employees, the renting of space and the advertising and marketing of the product will have to come from financial resources which are in addition to those funds currently available to E & S and the funds which are anticipated to be raised through this offering. E & S anticipates covering these additional costs through the sale of 30,000 units of its locking pliers, during the first 12 months of operation. In the event that E & S is unable to sell a sufficient number of units during the first 12 months, or is unable to obtain the estimated per unit price for the locking pliers on the market, it will be necessary for E & S to seek other sources of funds, either through loans or through the sale of additional stock. If E & S cannot obtain the necessary financing, it will not be able to go forward with its marketing plan and E & S will fail.

11.  BUSINESS OF E AND S HOLDINGS, INC.

E & S was incorporated on June 20, 2001 under the laws of the State of Nevada. It acquired an assignment of patent for a locking pliers tool through an assignment of the option from Mr. Edward A. Barth in consideration for common shares of E & S's stock. The assignment was originally obtained from the inventor who is not now and never has been affiliated in any manner with E & S. It is the intention of E & S to produce these locking pliers for sale. E & S has no plans to seek a business combination with any other entity in the near future.

E & S's president, Edward A. Barth, is also E & S's sole promoter upon its inception. Other than the purchase of his common shares of stock, Mr. Barth has entered into an agreement with E & S to accrue income for his services at the rate of $5,000.00 per month. This agreement provides that Mr. Barth will only receive accrued salary out of revenues produced by sales of E & S. Mr. Barth received 700,000 shares of E & S's common stock in exchange for transferring to E & S the assignment of the option to acquire the patent rights for the locking pliers tool. Mr. Barth expended $1,899.00 in acquiring the option to purchase the patent rights, E & S therefore valued the common shares of E & S at approximately $.0027 per share and recorded the value of the option on its books at $1,899.00. These shares were purchased effective September 27, 2001 by Mr. Barth.

E & S is a Corporation that is in its developmental stages and has been in existence for approximately nine months. It has no prior operating experience and has no predecessor businesses from which it evolved. The plan of operation of E & S is to manufacture the patented locking pliers. E & S is already in possession of an assignment of the patent rights. E & S intends to utilize this patent to produce a locking pliers which is capable of quickly attaching cylindrical objects to a flat surface for purposes of modifying the cylindrical object for numerous purposes. These locking pliers will be of high quality and will be marketed in at least three different sizes. The management of E & S is aware that there are several different types of locking pliers which are currently available on the market. The locking mechanism of the pliers enables the user to keep a tube or pipe in the place required in order to perform the required task. Another purpose for locking pliers is to temporarily secure two objects to each other quickly and to enable the objects to remain tightened together and allow the user free use of both hands.

The current adaptations of locking pliers provide for various jaw configurations to permit the tools to secure items of various shapes. Many current locking pliers which are commercially marketed replicate the functions of other types of hand tools with a locking function. Examples of these would be needle nose pliers or adjustable wrenches. The inventor of these specific locking pliers, Mr. Carlan Schmitt, recognized a need to develop a locking pliers that would be able to affix a cylindrical object to a flat surface. Mr. Schmitt's design utilizes a straight jaw locking pliers (which is currently available on the market) and adds extensions to the jaws of the locking pliers. The top jaw extension has an inverted v-shaped protrusion at its end. The purpose of the inverted v-shape is to fit over a cylinder and contact the cylinder at at least two opposing points. The bottom protrusion is slightly longer than the top protrusion and has a small metal cylinder affixed to the end of the protrusion. The lower protrusion is intended to fit below a flat surface and create an amount of tension necessary to hold fast the cylinder which is position above the flat surface. The design of the jaws of the locking pliers constitutes the patented aspect of the locking pliers.

There are many applications in both the plumbing industry and the welding industry that require a cylindrical object to temporarily be held in place in order to accomplish a specific goal. For instance, metal pipes often have to be cut to a specified length. A craftsman must currently either utilize a screw type clamp to affix the pipe to a work surface or attempt to manually hold the pipe to the surface with one hand while cutting the pipe with the other hand. While both of these methods would ultimately result in the pipe being cut, they both have drawbacks. If one attempts to perform the task without any form of clamp, the individual is exerting different types of force with each hand, creating an inefficient method of cutting the pipe. This problem may be remedied by the utilization of a screw clamp or a "C" type screw clamp. However, the utilization of a screw type clamp is time consuming. The patented jaws of the locking pliers provides a quick and secure method to affix the pipe to any flat working surface where there is an ability for the lower jaw to fit under the working surface. A similar application of these locking pliers would be in the welding industry where it is necessary for an individual to use two hands to weld or solder an attachment to a pipe. The locking pliers quickly attaches the pipe to the flat surface and is easily removed once the task is completed. Due to their small size and portability, these locking pliers can, in many instances decrease the number of times a craftsman must access a workbench upon which a permanent vice is affixed.

In many cases, the workman requiring this application cannot move the object to a stationary vise and requires a clamp that will be easily applied and easily released. The tool invented and patented by the inventor utilizes the concept of an adjustable locking pliers and modified the jaws to adapt the tool to the specific application.

During the next 12 months, E & S has three major goals to accomplish in the development of the locking pliers.

     1. MARKET RESEARCH: It intends to employ market researchers to determine the extent of the market for the specialized hand tool, the potential interest in craftsman purchasing this product and if there are other types of related products which could be successfully marketed in conjunction with the locking pliers. The management of E & S is aware that although the locking pliers is not a unique idea, it does have practical applications in both the plumbing and welding industries. It may not be prudent to produce the product unless it has the necessary market research information to indicate that there is a sufficient interest in the market for such a product and, whether there is a sufficient interest in the product for craftsman to purchase this specialized tool.

     2. ENGINEERING AND DESIGN: Assuming that management receives a report indicating a sufficient interest in the locking pliers, it then intends to secure the services of one or more design engineers to review the product and make suggestions as to improving its design and to determine if any enhancements should be made to the basic design, while preserving the central concept of these locking pliers. The locking pliers which E & S is currently manufacturing, sufficiently demonstrates the patented concept, but is not necessarily the best design for commercial application and replication. In addition, for its initial manufacturing, E & S was not able to secure a manufacturing commitment from an American toolmaker. Therefore, initially, E & S is producing a locking pliers, utilizing a foreign made locking mechanism.

     3. MANUFACTURING CAPABILITIES: As soon as practicable after obtaining a positive market research report and a final design, the management of E & S will commence seeking an American tool making company to perform the necessary tooling and manufacturing capabilities to manufacture the locking pliers in three sizes. It is contemplated that during the first 12 months of production, E & S will produce a minimum of 10,000 units of each size.

MARKETING

As soon as the management of E & S determines that it possesses a viable product, it will proceed with efforts to market the product. The management anticipates that the first efforts in marketing the product will be to large wholesalers of welding and plumbing supplies. It also intends to make contact with large home improvement store retailers. In the event that E & S does not receive sufficient interest from the larger markets, E & S will explore the possibility of direct marketing of the product through printed advertisements and the establishment of a web page for E & S.

COMPETITION

E & S will be competing for market share with well established hand tool manufacturers both within the United States and abroad. While the specific design of the locking pliers is patented, there are many other hand tools which are currently marketed which can perform a similar function as the locking pliers and which will be in direct competition in the marketplace with the locking pliers. In addition, unless future steps are taken to secure patents worldwide, foreign manufacturers may be able to produce and market a locking pliers of a similar design in foreign markets. Further, the lack of a brand name for E & S's locking pliers may adversely affect the public's confidence in the tool and its success in the marketplace. The presence of established competitors could adversely affect the ability of E & S to successfully implement it's business plan and sell the locking pliers.

E & S has limited financial, marketing, technical and other resources that are necessary to implement its business plan. Many of E & S's competitors have significantly greater financial, marketing, technical and other resources than E & S does. These competitors may be able to devote greater resources to the development, promotion and sale of competing tools. Moreover, due to the size of these competitors, they may be able to produce a tool with a different design, but with a similar function which can be marketed at a price lower than which E & S can market it's locking pliers.

PATENTS, TRADEMARKS AND LICENSES

E & S currently holds an assignment of the patent for the locking pliers. The patent was granted by the United States Patent and Trademark Office on November 6, 2001 and is patent number 6,311,589. This patent will restrict other domestic competitors from manufacturing a locking pliers with the same or similar jaw configuration as the locking pliers to be manufactured by E & S. Further, no foreign manufacturer will be able to enter the United States market with a similar product. A patent lasts for 16 years from the date of filing. The date of filing of the patent was April 8, 1999. Therefore, E & S, if it purchases the patent, will enjoy protection for the patented portion of the locking pliers, until April 8, 2015.

NEED FOR GOVERNMENT APPROVAL

The management of E & S does not believe that there are any governmental restrictions on their production or marketing of the locking pliers.

PRODUCT LIABILITY

Because E & S will be producing a hand tool, to be utilized by craftsmen and consumers, it will be subject to product liability claims, in the event that the locking pliers may cause injury to its user as the result of faulty workmanship and/or faulty design. Prior to producing the locking pliers for use in the marketplace, E & S anticipates securing sufficient product liability insurance to satisfy any judgment which may be taken against it. In the event, however, that E & S lacks sufficient capital to obtain, or continue product liability insurance, any product liability claim which is filed against E & S may result in the failure of E & S, either as a result of costs expended by E & S in defending the lawsuit or, as a result of E & S being unable to satisfy a judgment taken against it.

EMPLOYEES

At the present time, E & S has one paid employee, Mr. Eugene H. Swearengin. Mr. Swearengin is receiving a salary of $2,500.00 per month. It is anticipated that Mr. Swearengin will be working approximately 20-25 hours per week for us. At present, Mr. Swearengin has no signed employment contract and is considered an employee at will. In addition, Mr. Edward Barth is currently accruing a salary of $5,000.00 per month. According to Mr. Barth's agreement with E & S, he will not receive any accrued salary until such time as E & S is able to pay such salary from profits realized out of revenues from sales. Until such time as E & S is in the position to commence the marketing of its products, it will not have any employees, other than Mr. Barth and Mr. Eugene H. Swearengin. All other services obtained by E & S, prior to the full production phase of the locking pliers will be handled through the services of independent contractors. Once marketing commences, E & S cannot, at this time, determine how many additional employees will have to be hired in order to permit E & S to grow, however it contemplates hiring one warehouse employee on a part-time basis to process orders, once the first production run is completed.

12.  WHERE YOU CAN FIND MORE INFORMATION.

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of E & S's common stock offered through this prospectus. This prospectus is filed as part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of material terms of the referenced contracts, agreements, or documents of E & S and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving E & S, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington D.C. Copies of all or any part of the registration statement may be obtained from the public reference section of the Securities and Exchange Commission, 450 Fifth Street NW, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of this Public Reference Rooms. The Securities and Exchange Commission also maintains a website at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. E & S's registration statement and the referenced exhibits can also be found on this site.

13.  DESCRIPTION OF PROPERTY.

At the present time, E & S's principal offices are located at 5046 East Boulevard NW, Canton, Ohio 44718. These offices are being utilized, rent free, by E & S and are owned by Mr. Edward A. Barth. Commencing April 1, 2002, E & S has rented two offices and 1,500 square feet of warehouse space at 4264 Strausser Street NW, North Canton, Ohio 44720. This location will serve as the sales office and warehouse for E & S. It is currently operating under an oral sub-lease on a month-to-month basis. The monthly rental fee is $500.00, which includes all utilities. Management for E & S believes that the rented space will be sufficient for the needs of the Corporation for at least the next 12 months.

14.  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Executive Officers and Directors and their respective ages as of January 1, 2002 are as follows:

DIRECTORS

Name of Director:               Age:
-----------------               ----

Edward A. Barth                  43
Eugene H. Swearengin             47

EXECUTIVE OFFICERS

Executive Officer:              Age:        Office:
------------------              ----        -------

Edward A. Barth                  43         President, Chief Executive Officer
                                            and Treasurer
Eugene H. Swearengin             47         Vice-President and Secretary

Edward A. Barth, age 43, is the Founder and Officer of Registrant, and serves as a Director. Mr. Barth received a Bachelor of Science degree in civil engineering technology from Youngstown State University in 1984. He has been employed by the City of North Canton, Ohio, Michael Baker Engineering Corporation and in 1990 returned to the family construction business where he served as President of Barth Construction Co., Inc. In August 2001 Mr. Barth changed the name of the corporation to Stark Concrete Leveling, Inc. and presides as President of the leveling and concrete rehabilitation business. Mr. Barth became president of Logical Computer Services of New York, Limited in November, 1995. This company was a non-operating entity. During the following year, Mr. Barth was in charge of all facets of the corporation and effectuated a change of name of the corporation to Coronado Industries, Inc. (OTC-BB: CDIK). Thereafter, Mr. Barth was instrumental in the merger of Coronado Industries, Inc. with a private corporation in November, 1996. After the merger, Mr. Barth resigned from all management positions at Coronado Industries, Inc. He is currently Secretary and a Director of C and E Holdings, Inc., a publicly held corporation, which is considered to be a blank check company. He resides in Canton, Ohio.

Eugene H Swearengin, age 47, has been a Director of the Registrant since June 21, 2001. Mr. Swearengin started his carrier as an apprentice carpenter. He successfully obtained his journeyman's card in 1977. In 1998 he purchased a 50% interest in Callahan Door Sales, Inc. Mr. Swearengin has managed a successful career in the garage and entrance door business for the past 23 years. He resides in North Canton, Ohio.

TERM OF OFFICE:

The Directors of E & S are appointed for a period of one year or until such time as their replacements have been elected by the Shareholders. The Officers of the Corporation are appointed by the Board of Directors and hold office until they are removed by the Board.

SIGNIFICANT EMPLOYEES:

E & S at this time has one significant employee, other than the Mr. Edward A. Barth. That employee is Mr. Eugene Swearengin. Mr. Swearengin will serve as the company's Vice-President and Secretary. It is anticipated that both Mr. Barth and Mr. Swearengin will devote approximately 20-25 hours per week in the furtherance of the business. This will continue until such time as the revenues of the business can justify placing an employee on a full time basis.

15.  EXECUTIVE COMPENSATION.

The table below summarizes all compensation awarded to, earned by, or paid to the executive officers of E & S by any person for all services rendered in any capacity to E & S for the present fiscal year.

                                                                                         Securities
                                                                          Restricted     Underlying
Name and                                                Other Annual         Stock        Options/       LTIP          All Other
Principal Position     Year    Salary ($)    Bonus    Compensation ($)    Award(s) ($)    SARs ($)    Payouts ($)   Compensation ($)
------------------     ----    ----------    -----    ----------------    ------------    --------    -----------   ----------------
Edward A. Barth,       2002   $60,000.00*    0.00           0.00             0.00           0.00         0.00             0.00
President, CEO

Eugene H. Swearengin,  2002   $30,000.00     0.00           0.00             0.00           0.00         0.00             0.00
Vice-President,
Secretary

The company currently has two directors, Mr. Edward A. Barth and Mr. Eugene H. Swearengin. Pursuant to a resolution of the shareholders, any outside director (an individual not employed by the Company or an officer of the Company) are entitled to a standard monthly fee of $1,000.00 per month. The only outside director to which this resolution would apply would be Mr. Eugene H. Swearengin for the five months during which time he was a Director of E & S, but not employed or elected as an officer. Due to the fact that E & S is in its developmental stages, Mr. Swearengin agreed to accrue his Director's fee until E & S has operating profits from which the fees can be paid. Operating profits shall be considered annual net revenues, less all expenses deductible for federal income tax purposes, with the exception of deductions for taxes payable and allowance for depreciation and amortization. Mr. Swearengin ceased being entitled to the standard Director's fee upon his employment with E & S. Therefore, he has accrued five months of Director's fees to date.

* Mr. Barth's salary is all accrued, by agreement. No company funds shall be utilized to satisfy the accrued salary until such time as the accrued salary can be paid from operating profits of E & S. Operating profit shall be considered annual net revenues, less all expenses deductible for federal income tax purposes, with the exception of deductions for taxes payable and allowance for depreciation and amortization.

16.  EMPLOYMENT AND RELATED AGREEMENTS

We do not have a written employment agreement or consulting agreement with Mr. Edward A. Barth, our President and a Director. Mr. Barth provides his services to E & S on a part-time basis. Effective October 1, 2001, E & S agreed to accrue income at the rate of $5,000.00 per month for Mr. Barth's services. Said accrued amount to be paid solely from E & S's operating profits. Also, at present, there is no written employment agreement with Mr. Swearengin.

17.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Mr. Edward A. Barth is the sole promoter of E & S, further, he currently holds a control position in the business, owning a total of 71% of the outstanding common stock (directly and beneficially). Mr. Barth is to receive no additional compensation from E & S with regard to his efforts in selling the new common shares to be registered through this offering. However, he is accruing a salary of $5,000.00 per month for all services which he is rendering to E & S.

Mr. Barth received the 700,000 shares of common stock in E & S in exchange for transferring to E & S the option to purchase the patent rights to the locking pliers. At the time Mr. Barth purchased the option, the patent had not yet been granted and was in danger of being lost as a result of the inventor's lack of necessary funds to continue the patent process. A portion of the personal funds which Mr. Barth utilized in the obtaining of the patent option was utilized to file the necessary documentation with the United States Patent and Trademark Office so that the patent could issue.

With the exception of the above referred to transactions, there are no contractual agreements between Mr. Barth or any other individual, whether a shareholder or not, and E & S.

18.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to own directly or beneficially more than a 5% of the outstanding common stock as of December 10, 2001 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                   AMOUNT OF
                   NAME AND ADDRESS OF             BENEFICIAL        PERCENT
CLASS OF STOCK      BENEFICIAL OWNER                OWNERSHIP        OF CLASS
--------------      ----------------                ---------        --------

Common stock       Edward A. Barth
                   Director, President and
                   Chief Executive Officer           700,000         71% (total)
                   5046 East Boulevard NW
                   Canton, OH 44718

                   And

                   Suzanne I. Barth*                  10,000
                   5046 East Boulevard NW
                   Canton, OH 44718

Common stock       Herbert Barth                     100,000         10%
                   520 East Boulevard NW
                   Canton, OH 44718

Common stock       C. W. Vonderwell                   50,000          5%
                   840 Ohio Street
                   Delphos, OH 45833

                   And

                   Maryellen Vonderwell*              50,000          5%
                   8400 St. Rt. 66
                   Delphos, OH 45833

* Indicates husband and wife. Each individual has a beneficial ownership in their spouse's stock holdings.

Common stock: All Officers and Directors as a group that consist of one person, 700,000 shares direct, 10,000 beneficial, 71% total.

The percent of class is based on 1,000,000 shares of common stock issued and outstanding as of April 30, 2002.

19.  SELLING SECURITY HOLDERS

The selling shareholders named herein are offering 290,000 of the 790,000 shares of common shares offered through this prospectus. None of the selling shareholders are broker-dealers or affiliates of broker-dealers. The shares include the following:

     1. 290,000 shares of E & S's common stock that the selling shareholders acquired from E & S in an offering that was exempt from registration under Regulation D of the Securities Act of 1933 and completed on December 5, 2001.

The following table provides as of April 30, 2002, the information regarding the beneficial ownership of the common shares held by each of the selling shareholders including:

     1.   The number of shares owned by each prior to this offering
     2.   The total number of shares that are now being offered for each
     3. The total number of shares that will be owned by each upon the completion of this offering
     4.   The percentage owned by each
     5. The identity of the beneficial holder of any entity that owns the shares

                                                       TOTAL NUMBER OF       TOTAL SHARES TO BE
                                    SHARES OWNED     SHARES BEING OFFERED        OWNED UPON        PERCENT OWNED UPON
NAME AND ADDRESS OF                 PRIOR TO THIS        FOR SELLING         COMPLETION OF THIS       COMPLETION OF
SELLING SHAREHOLDER                   OFFERING       SHAREHOLDERS ACCOUNT         OFFERING            THIS OFFERING
-------------------                   --------       --------------------         --------            -------------
James B. Swearengin                    10,000               10,000                  0.00                  0.00%
426 Sixth Street NW
N. Canton, OH 44720

Paul Swearengin &                      10,000               10,000                  0.00                  0.00%
Patricia Swearengin
855 Hurlock Lane
Galloway, OH 43119

Donna Roshong                          10,000               10,000                  0.00                  0.00%
2653 Cardington Green
Uniontown, OH 44685

Evelyn M. Kolbl                        20,000               20,000                  0.00                  0.00%
1313 19th St., NW
Canton, OH 44709

Richard P. Shaffer &                   20,000               20,000                  0.00                  0.00%
Judith A. Shaffer
5456 Mapleton Road SE
East Canton, OH 44730

James S. Hall                          10,000               10,000                  0.00                  0.00%
415 Bachtel Street SE
N. Canton, OH 44720

David A. Wolforth &                    10,000               10,000                  0.00                  0.00%
Theresa A. Wolforth
250 Pershing Avenue
Massillon, OH 44646

C. M. Vonderwell                       50,000               50,000                  0.00                  0.00%
840 Ohio Street
Delphos, OH 45833
Beneficial owner: Mary
Ellen Vonderwell

Mary Ellen Vonderwell                  50,000               50,000                  0.00                  0.00%
8400 St. Rt. 66
Delphos, OH 45833
Beneficial owner: C. M.
Vonderwell

Herbert G. Barth                       100,000             100,000                  0.00                  0.00%
5020 East Boulevard NW
Canton, OH 44718

NOTE: Except as otherwise noted in the above table, the named shareholder beneficially owns (either individually or jointly as noted above), and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sell shares of common stock which are not being offered in this prospectus or purchases additional shares of common stock being offered by E & S. It further assumes that all shares offered in this offering are sold. The percentages are based upon 1,500,000 shares of common stock which would be outstanding upon the successful completion of this offering.

NOTE: Except as noted above, none of the selling shareholders or their beneficial owners has had a material relationship with E & S other than that of shareholder, or has ever been an officer or director of E & S or any of its predecessors or affiliates.

20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

E & S's Officers and Directors are indemnified as provided by the Nevada Revised Statutes and our Bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders from monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our Articles of Incorporation do not specifically limit our Directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with E & S or its shareholders in connection with a matter in which the Director has a material conflict of interest; (b) a violation of criminal law, unless the Director had reasonable cause to believe that his or her conduct was lawful, or had no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the Director derived an improper personal profit; and (d) willful misconduct.

E & S's Bylaws provide that it will indemnify its' Directors and Officers, and hold them harmless to the fullest extent legally permissible under the general corporation law of the State of Nevada. These rights of indemnification shall not be exclusive of any other right which any Officer or Director may have or may thereafter acquire under any bylaw, agreement, vote of stockholders, provision of law or otherwise.

The Bylaws require E & S to pay all expenses, liability and losses (including attorney fees, judgments, fines and amounts paid or to be paid in the settlement of a matter); which are reasonably incurred or suffered by the Officer or Director. Any expenses of the Officer or Director incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred in an advance of the final distribution of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

21.  PLAN OF DISTRIBUTION

The selling shareholders will sell their common shares at the price of $.20 per share until our shares are quoted on the OTC Bulletin Board and thereafter, shares will be sold at the prevailing market prices or at privately negotiated prices. These shareholders may be underwriters as defined by the Securities Act. The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

     1. On such public markets or exchanges as the common stock may from time to time be trading;
     2.   In privately negotiated transactions;
     3.   Through the writing of options on the common stock;
     4.   In short sales;
     5.   In any combination of these methods of distribution.

These sales price to the public may be:

     1.   The market price prevailing at the time of sale;
     2.   A price related to such prevailing market price; or
     3. Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals, brokers or dealers, who may act as agent or acquire the common stock as a principal although no such market makers have been established at this time. Any broker or dealer participating in such transactions as agent, may receive a commission from the selling shareholders, or, if they act as an agent for the purchaser of such common stock from such purchaser. The selling shareholders will pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholder, to purchase, as principal, any unsold shares at the price required to fulfill their respective brokers' or dealers' commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter re-sell such shares from time to time, in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. The selling shareholders may distribute shares to one or more of their partners who are unaffiliated with E & S. E & S provides no assurance that all or any of the common shares offered will be sold by the selling shareholders.

E & S is bearing all costs related to the registration of its common shares. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of their common stock. The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may deem to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with E & S's common stock;
     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time as may be required by such broker or dealer;

     3. Not bid for or purchase any of E & S's securities or attempt to induce any person to purchase any of E & S's securities other than as permitted under the Securities Exchange Act.

With respect to the shares of common stock to be offered by E & S, E & S at the present time has no agreement with any underwriter for any type of underwriting of the shares to be offered by E & S. Instead, management may, but will not be required, to sell shares directly to market makers acting as principals, brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent, may receive a commission from E & S in an amount not to exceed 10% of the purchase price. In the event E & S decides to utilize agents for the purpose of selling the newly issued shares of common stock, such agents will be subject to the restrictions stated above as applicable to the selling shareholders. Further, such agents will be governed by the rules and regulations established under the Securities Act of 1933 and the Securities Exchange Act of 1934. The registrant will file a post-effective amendment to this registration, in the event a market maker or underwriter of the securities offered herein is established or identified. Should E & S not be successful in either obtaining an underwriter or, a market maker for its shares, it will be necessary for E & S to attempt direct sales of new shares of common stock to be issued through a private offering pursuant to section 4(2) of the Securities Act of 1933.

22.  DESCRIPTION OF SECURITIES

E & S's authorized capital stock consists of 25,000,000 shares of common stock at a par value of $.001. At the present time E & S has 1,000,000 shares of common stock outstanding which is held by 12 stockholders of record.

Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder for vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of a Director can elect all of the Directors. The holders of a majority of the common stock issued and outstanding and entitled to vote thereat, present in person or represented by a proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A vote by a holder of the majority of outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger, or an amendment to the Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution, or winding up, each outstanding share entitles its holder to participate pro rata and all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. No such stock at this time exists. Holders of our common stock have no preemptive rights, no conversion rights and no redemption provisions applicable to the common stock.

23.  LEGAL PROCEEDINGS

E & S is not currently a party to any legal proceedings.

24.  INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus who has prepared or certified any part of this prospectus or has given an opinion on the validity of the securities being registered or upon the legal matters in connection with the registration or offering of the common stock was employed on a contingency basis. Further, no expert or counsel has or is to receive in connection with this offering, a substantial interest, direct or indirect, in E & S Holdings, Inc. No expert or counsel named in this prospectus has been connected with E & S as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Ronald O. Kaffen, of Baker, Hardesty & Kaffen, our independent legal counsel, has provided an opinion on the validity of E & S's common stock.

The financial statements included in this prospectus and in the registration statement have been audited by Hobe & Lucas, Certified Public Accountants, Inc., to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

25.  FINANCIAL STATEMENTS

Index to Financial Statements:

     1.   Auditor's report
     2. Audited financial statements for calendar quarter ending September 30, 2001, including:
          a.   Balance sheet as of September 30, 2001
          b. Statements of operations for the period from June 20, 2001 through September 30, 2001
          c. Statements of cash flows for the period beginning June 20, 2001 through September 30, 2001
          d.   Notes to financial statements
     3. Unaudited financial statements for calendar quarters ending February 28, 2002 including:
          a.   Balance sheet as of February 28, 2002
          b.   Statements of Income as of February 28, 2002
          c.   Statements of cash flow as of February 28, 2002
          d.   Notes to financial statements

HOBE & LUCAS
CERTIFIED PUBLIC ACCOUNTANTS, INC.
                                                         Crown Centre, Suite 430
                                                              5005 Rockside Road
                                                        Independence, Ohio 44131
                                                       -------------------------
                                                             Tel: (216) 524-8900
                                                             Fax: (216) 524-8777

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of E and S Holdings, Inc.
Canton, Ohio

     We have audited the accompanying balance sheet of E and S Holdings, Inc. (a development stage company) as of September 30, 2001 and the related statements of operations, stockholder's equity, and cash flows for the period beginning
June 20, 2001 (inception) and ended September 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards of the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of E and S Holdings, Inc. as of September 30, 2001 and the results of its operations and cash flows for the period beginning June 20, 2001 (inception) and ended September 30, 2001 in conformity with generally accepted accounting principles of the United States of America.

     As discussed in Note 1, the Company has been in the development stage since its inception on June 20, 2001. Realization of a major portion of its assets is dependent upon the Company's ability to successfully develop and market the pending patent it currently has an option to purchase, meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.


                             Hobe & Lucas CPAs, Inc.


Independence, Ohio
October 24, 2001

                             E AND S HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                               SEPTEMBER 30, 2001


                                     ASSETS

Current Assets
  Cash                                                                  $   399

Other Assets
  Option for patent pending                                               1,899
                                                                        -------
    Total Assets                                                        $ 2,298
                                                                        =======
                      LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities
  Advances payable - Stockholder                                        $ 1,152
                                                                        -------
Stockholders' Equity
  Common stock - 25,000,000 shares authorized,
    700,000 outstanding at September 30, 2001
    $.001 par value                                                     $   700
  Additional Paid in Capital                                              1,199
  Deficit accumulated during the development stage                         (753)
                                                                        -------
    Total Stockholder's Equity                                            1,146
                                                                        -------
      Total Liabilities and Stockholder's Equity                        $ 2,298
                                                                        =======

                See accompanying notes to financial statements.

                             E AND S HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                               STATEMENT OF INCOME
                     FOR THE PERIOD BEGINNING JUNE 20, 2001
                    (INCEPTION) AND ENDING SEPTEMBER 30, 2001


EXPENSES
  Bank charges                                                           $   16
  License and permits                                                        85
  Office supplies and expense                                               652
                                                                         ------

NET LOSS FROM OPERATIONS                                                   (753)
                                                                         ------
Loss before income taxes                                                   (753)

Provision for income taxes                                                  -0-
                                                                         ------
NET LOSS                                                                 $ (753)
                                                                         ------
Net loss per common share - basic                                        $(.001)
                                                                         ======

                See accompanying notes to financial statements.

                             E AND S HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDER'S EQUITY
                     FOR THE PERIOD BEGINNING JUNE 20, 2001
                    (INCEPTION) AND ENDING SEPTEMBER 30, 2001

                                                                                                   Deficit
                                                                                                 Accumulated
                                                                                 Additional       During the
                                                   Number            Par           Paid In       Development
                                                 of Shares          Value          Capital          Stage
                                                 ---------        ---------      ----------      -----------
Issuance of common stock on June 20, 2001          700,000        $     700       $   1,199

Net loss for the period from June 20, 2001
 (inception) to September 30, 2001                                                                $    (753)
                                                 ---------        ---------       ---------       ---------
Balance, September 30, 2001                        700,000        $     700       $   1,199       $    (753)
                                                 =========        =========       =========       =========

                See accompanying notes to financial statements.

                             E AND S HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
                     FOR THE PERIOD BEGINNING JUNE 20, 2001
                    (INCEPTION) AND ENDING SEPTEMBER 30, 2001


CASH FLOWS FROM OPERATING ACTIVITIES
  Net Loss                                                              $  (753)

    Net Cash Used By Operating Activities                                  (753)
                                                                        -------
CASH FLOWS FROM FINANCING ACTIVITIES
  Advances from stockholder                                               1,152
                                                                        -------
    Net Cash Provided By Financing Activities                             1,152
                                                                        -------
NET INCREASE IN CASH                                                        399

CASH AT BEGINNING OF PERIOD                                                 -0-
                                                                        -------
CASH AT END OF PERIOD                                                   $   399
                                                                        =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION
    Interest paid                                                       $   -0-
                                                                        =======
    Taxes paid                                                          $   -0-
                                                                        =======

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

The stockholder received shares of stock valued at $1,899 in return for contribution of the patent pending option.

                See accompanying notes to financial statements.

                             E AND S HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     This summary of significant accounting policies of E and S Holdings, Inc. (hereinafter the "Company"), is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

USE OF ESTIMATES

     The preparation of the financial statements in conformity with generally accepted accounting policies requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

DEVELOPMENT STAGE COMPANY

     E and S Holdings, Inc. (a Nevada corporation) has been in the development stage since its formation on June 20, 2001. It is primarily engaged in the development and marketing of new products on which it holds option on the patent pending.

                                    YEAR END

     The Company expects to elect a fiscal year end of May 31.

NOTE 2 - FAIR VALUE OF FINANCIAL STATEMENTS

     The carrying amount of cash and liabilities approximates the fair value reported in the balance sheet.

NOTE 3 - INCOME TAXES

     Income taxes on continuing operations include the following:

          Currently payable                               $   -0-
          Deferred                                            -0-
                                                          -------
               Total                                      $   -0-
                                                          =======

                             E AND S HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               SEPTEMBER 30, 2001

NOTE 3 - INCOME TAXES (CONTINUED)

     A reconciliation of the effective tax rate with the statutory U.S. income tax rate is as follows:

                                                         September 30, 2001
                                                         ------------------
                                                                     % of
                                                                    Pretax
                                                         Income     Amount
                                                         ------     ------
     Income taxes per statement of operations            $  -0-     $  -0-

     Loss for financial reporting purpose without tax
       expense or benefit.                                 (256)       (34)%
                                                         ------     ------
     Income taxes at statutory rate                      $ (256)       (34)%
                                                         ======     ------

     At September 30, 2001 the Company had a net operating loss carry-forward of approximately $753.

     The Company's deferred tax assets and liabilities at September 30, 2001 consist of:

                                                          2001
                                                         ------
     Deferred tax asset                                  $  256
     Valuation allowance                                   (256)
     Deferred tax liability                                  --
                                                         ------
                                                         $   --
                                                         ======

     Deferred taxes are provided for temporary differences in deducting expenses for financial statement and tax purposes. The principal source for deferred tax assets are net operating loss carry-forwards. No deferred taxes are reflected in the balance sheet at September 30, 2001 due to a valuation allowance.

NOTE 4 - OPTION

     The Company holds an option to purchase the patent pending rights to its proprietary product, locking pliers. The option expires February 16, 2003. The agreement provides for the payment of $10,800 upon exercising the option. The agreement also provides for payment of 8% of the gross consideration received for the use and licensing of the patent.

NOTE 5 - LOSS PER COMMON SHARE

     Loss per common share is based on the weighted average number of shares outstanding which was:

     700,000 for the period beginning June 20, 2001 (inception) to September 30, 2001.

                             E AND S HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS


                                     ASSETS
                                                    FEBRUARY 28,   SEPTEMBER 30,
                                                        2002           2001
                                                      --------       --------
                                                     (UNAUDITED)     (AUDITED)

Assets
  Cash in bank                                        $  8,752       $    399
  Option for patent                                      1,899          1,899
  Advances receivable - stockholder                         60             --
                                                      --------       --------

    Total Assets                                      $ 10,711       $  2,298
                                                      ========       ========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Liabilities
  Accrued wages - stockholder                         $ 25,000       $     --
  Accrued director's fees                                5,000             --
  Advances payable - stockholder                            --          1,152
                                                      --------       --------

    Total Liabilities                                   30,000          1,152
                                                      --------       --------

Stockholders' Equity
  Common stock - $25,000,000 shares authorized,
    1,000,000 outstanding at February 28, 2002,
    700,000 outstanding at September 30, 2002,
    $.001 par value                                      1,000            700
  Additional paid in capital                            28,399          1,199
  Deficit accumulated during the development stage     (48,688)          (753)
                                                      --------       --------

    Total Stockholders' Equity (Deficit)               (19,289)         1,146
                                                      --------       --------

      Total Liabilities and Stockholders' Equity      $ 10,711       $  2,298
                                                      ========       ========

Note: The balance sheet at September 30, 2001 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

                See accompanying notes to financial statements.

                             E AND S HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                              STATEMENTS OF INCOME


                                                               FOR THE PERIOD
                                                                  BEGINNING
                                           FOR THE THREE        JUNE 20, 2001
                                            MONTHS ENDED    (INCEPTION) & ENDED
                                          FEBRUARY 28, 2002   FEBRUARY 28, 2002
                                          -----------------   -----------------
                                             (UNAUDITED)         (UNAUDITED)
EXPENSES
  Wage expense                                $ 18,000            $ 30,000
  Professional fees                             17,365              17,365
  Bank charges                                      25                  63
    License and permits                            (60)                 85
                                              --------            --------
  Office supplies and expense                      523               1,175
                                              --------            --------

Loss before income taxes                       (35,853)            (48,688)

Provision for income taxes                         -0-                 -0-
                                              --------            --------

NET LOSS                                      $(35,853)           $(48,688)
                                              ========            ========

Net loss per common share - basic             $  (.040)           $  (.064)
                                              ========            ========

                See accompanying notes to financial statements.

                             E AND S HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS

                                                                         FOR THE PERIOD
                                                                            BEGINNING
                                                     FOR THE THREE        JUNE 20, 2001
                                                      MONTHS ENDED     (INCEPTION) & ENDED
                                                   FEBRUARY 28, 2002    FEBRUARY 28, 2002
                                                   -----------------    -----------------
                                                      (UNAUDITED)          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Loss                                             $(35,853)            $(48,688)
    ADJUSTMENTS TO RECONCILE NET LOSS
  Increase in accrued wages - stockholder                15,000               25,000
  Increase in accrued director fees                       3,000                5,000
                                                       --------             --------
    Net Cash Used By Operating Activities               (17,853)             (18,688)
                                                       --------             --------

CASH FLOWS FROM FINANCING ACTIVITIES
  Advances from (to) stockholder                         (1,272)                 (60)
    Proceeds from sale of stock                          30,000               30,000
                                                       --------             --------
  Syndication costs                                      (2,500)              (2,500)
                                                       --------             --------
    Net Cash Provided By Financing Activities            26,228               27,440
                                                       --------             --------
NET INCREASE IN CASH                                      8,375                8,752

CASH AT BEGINNING OF PERIOD                                 377                  -0-
                                                       --------             --------
CASH AT END OF PERIOD                                  $  8,752             $  8,752
                                                       ========             ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION
  Interest paid                                        $    -0-             $    -0-
                                                       ========             ========
  Taxes paid                                           $    -0-             $    -0-
                                                       ========             ========

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

One stockholder received shares of stock valued at $1,899 in return for contribution of the patent option.

                See accompanying notes to financial statements.

                              E & S HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                FEBRUARY 28, 2002

NOTE A - BASIS OF PRESENTATION

     The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB and item 310(b) of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the period beginning June 20, 2001 (inception) and ended February 28, 2002 are not necessarily indicative of the results that may be expected for the year ended May 31, 2002. For further information, refer to the financial statements and footnotes thereto included in the E & S Holdings, Inc. Form SB-2 filing for the period beginning June 20, 2001 (inception) and ended February 28, 2002.

NOTE B - DEVELOPMENT STAGE COMPANY

     E and S Holdings, Inc. (a Nevada corporation) has been in the development stage since its formation on June 20, 2001. It is primarily engaged in the development and marketing of new products on which it holds assignment of patent number 6,311,589. Realization of a major portion of its assets is dependent upon the Company's ability to successfully develop and market the patent to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

26. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

E & S has no changes in or disagreements with its accountants.

PART TWO: INFORMATION NOT REQUIRED ON PROSPECTUS

27.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission Registration Fee                   $    47.50
Federal taxes                                                                Nil
State taxes and fees                                                         Nil
Transfer agent fees                                                          Nil
Accounting fees & expenses                                            $ 4,000.00
Legal fees, accounting fees & expenses                                $15,000.00
Blue Sky fees & expenses                                              $ 2,000.00
Miscellaneous                                                         $ 1,000.00
                                                                      ----------
     TOTAL                                                            $22,047.50
                                                                      ==========

All amounts are estimates other than the Commission's Registration Fee.

E & S is paying all expenses of the Offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

28.  RECENT SALES OF UNREGISTERED SECURITIES

E & S issued 700,000 shares of common stock on September 27, 2001 to Edward A. Barth, E & S's Chief Executive Officer and one of E & S's two Directors. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 at a price of $0.027 per share, for a total value of $1,899.00. These shares were not purchased for cash, instead, they were issued in exchange for E & S receiving an option to obtain the assignment of a patent item which is intended to be the sole initial product of E & S. E & S determined that the fair market value of the option, at the time of the stock issuance, was $1,899.00.

E & S completed an Offering of 300,000 shares of its' common stock at a price of $0.10 per share to a total of 11 purchasers. The last subscription for shares in this Offering was completed on December 5, 2001. The total amount received from this Offering was $30,000.00. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933. All of the purchasers qualify as accredited investors. Each investor indicated in writing that he was purchasing the shares for investment purposes and not with a view to resale. Each investor indicated in writing that he had sufficient sophistication to evaluate the investment and could afford to lose the entire investment without adversely affecting his lifestyle.

29.  EXHIBITS

     Exhibit 3.1     Articles of Incorporation *
     Exhibit 3.2     Bylaws*
     Exhibit 4       Share Certificate*
     Exhibit 5       Opinion and Consent of Legal Counsel
     Exhibit 10      Assignment of Patent
     Exhibit 24.1    Consent of Hobe & Lucas, Certified Public Accountants, Inc.

----------
*    Incorporated  by reference  to the exhibit  filed with form SB-2 on January
     9,2002

30.  UNDERTAKING

The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:
          (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (b) to reflect in the prospectus any facts or thence arising after the effective date of this Registration Statement, or most recent post-effective amendment, which, individually, or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and
          (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes as such information in the Registration Statement.
     2. That for the purpose of determining any liability under the Securities Act, such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
     3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.
     4. To file during any period in which we offer or sell securities, a post effective amendment to this registration statement, to reflect in the prospectus any facts or events which, or individually or together, represent a fundamental change in the information in the registration statement.
     5. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer or expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

31.  SIGNATURES

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorizes this Amendment No. 2 to the Registration Statement to be signed on its' behalf by the undersigned in the City of Canton, State of Ohio, on May 1, 2002.

E & S HOLDINGS, INC.

By: /s/ Edward A. Barth
    ------------------------------------
    Edward A. Barth,
    President, CEO, Treasurer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

By: /s/ Edward A. Barth
    ------------------------------------
    Edward A. Barth,
    President, CEO, Treasurer

Date: May 1, 2002

                                POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person who's signature appears below constitutes and appoints Edward A. Barth, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney's-in-fact and agents, and each of them, full power authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney's-in-fact and agents, or any of them, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the date stated.



/s/ Edward A. Barth
    ------------------------------------
    Edward A. Barth,
    President, CEO, Treasurer

Date: May 1, 2002

/s/ Eugene H. Swearengin
    ------------------------------------
    Eugene H. Swearengin,
    Director

Date: May 1, 2002